Exhibit 21


                            RYMER FOODS INC.

                       SUBSIDIARIES OF THE COMPANY

                            OCTOBER 31, 1998




                                     State of    Percent
  Subsidiary Name                  Incorporation  Owned         Owner

  Rymer Meat Inc.                     Illinois     100     Rymer Foods Inc.

  Rymer Chicken Inc. (1)              Arkansas     100     Rymer Meat Inc.

  Rymer International
   Seafood Inc. (2)                   Illinois     100     Rymer Meat Inc.

  Rymer Chicken Inc. - Plant City (3)  Florida     100     Rymer Meat Inc.

  Queen City Foods Inc.                Georgia     100     Rymer Meat Inc.



(1) Substantially all  of the  assets of  Rymer Chicken  Inc. were  sold on
    December  10,  1993.    See Item  1  and  Note  4 to  the  Consolidated
    Financial Statements.

(2) Substantially all of the  assets of Rymer  Seafood were sold  on August
    28,  1996.    See Item  1  and Note  4  to  the Consolidated  Financial
    Statements.

(3) Facility was sold in 1998. See Note 4 to the Consolidated Financial Statements.